UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 8, 2006

CNS, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State Or Other Jurisdiction Of Incorporation)

0-16612	41-1580270
(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Smetana Lane Eden Prairie, MN	55344
(Address Of Principal Executive Offices)	(Zip Code)

(952) 229-1500
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 7 are not applicable and therefore omitted.

Item 1.01      Entry Into a Material Definitive Agreement

On October 8, 2006, CNS, Inc., a Delaware corporation (the “Company”), GlaxoSmithKline plc (“GSK”), and Platform Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of GSK (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of SmithKline Beecham Corporation, a wholly owned subsidiary of GSK.

The Merger Agreement

On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of Company common stock that is then outstanding (other than shares as to which appraisal rights have been properly exercised) will be converted into the right to receive $37.50 in cash. The Merger Agreement provides that all options to purchase Company common stock will automatically be accelerated and will become fully vested and exercisable immediately prior to the effective time of the Merger. To the extent not exercised immediately prior to the effective time, each outstanding option to purchase Company common stock will be cancelled and converted into the right to receive a cash amount equal to the excess, if any, of $37.50 over the exercise price for such option.

The Company’s board of directors has unanimously approved the Merger Agreement and the Merger and has unanimously recommended that the Company’s stockholders approve and adopt the Merger Agreement.

The Company and GSK have made customary representations, warranties and covenants in the Merger Agreement, including, among others: (i) covenants generally requiring the Company to conduct its business prior to the closing of the Merger in the ordinary course consistent with past practice; (ii) covenants restricting the solicitation of competing acquisition proposals; and (iii) covenants relating to obtaining the required approval of the Company’s stockholders.

Consummation of the Merger is subject to customary conditions including, among others: (i) approval by the Company’s stockholders; and (ii) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Under the Merger Agreement, each of the Company and GSK has certain rights to terminate the Merger Agreement and the Merger. Upon the termination of the Merger Agreement under certain specified circumstances, the Company must pay GSK a termination fee of $20 million.

In connection with the Merger Agreement, Marti Morfitt, the Company’s President and Chief Executive Officer, and Daniel E. Cohen, the Company’s Chairman, each entered into a Voting and Support Agreement dated October 8, 2006, a form of which is attached hereto as Exhibit 9.1. In the Voting and Support Agreements, Ms. Morfitt and Mr. Cohen have each agreed, among other things, to vote all shares of Company common stock owned or later acquired by them in favor of approval and adoption of the Merger and the Merger Agreement. Ms. Morfitt and Mr. Cohen have also each granted a proxy to GSK in connection with their obligations under the Voting and Support Agreements.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties may have been qualified by disclosures made to the other parties in connection with the Merger Agreement, are subject to a materiality standard that may differ from what may be viewed as material by investors, and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein. The foregoing description of the Voting and Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting and Support Agreement, which is attached hereto as Exhibit 9.1, and is incorporated by reference herein.

On October 9, 2006, the Company and GSK issued a press release announcing that they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Amendment to the Equity Plans and the ESPP

On October 8, 2006, the Company’s Board of Directors approved amendments to the Company’s 1987 Employee Incentive Stock Option Plan, 1990 Stock Plan, 1994 Amended Stock Plan and 2000 Stock Option Plan (collectively, the “Equity Plans”) to give effect to certain provisions of the Merger Agreement.

The Board of Directors amended the Equity Plans to provide that all options under the Equity Plans will automatically be accelerated and will become fully vested and exercisable immediately prior to the effective time of a merger of the Company with another entity. The Board of Directors also amended the Equity Plans to provide that all outstanding options under the Equity Plans at the effective time of such merger will be cancelled and the holders of such options will receive a cash payment, in lieu of any interest in the Company’s common stock or the common stock of the other entity, equal to the number of shares underlying the options multiplied by the excess, if any, of the merger consideration over the exercise price. Under the Equity Plans, the Company may also deduct from this cash payment an amount in respect of taxes required to be withheld by the Company for the option holders. Finally, the Board of Directors amended the Equity Plans to provide that, at the effective time of such merger, the Equity Plans will be terminated and shares of the Company’s common stock no longer will be reserved for issuance under the Equity Plans. The foregoing description of the amendments to the Equity Plans does not purport to be complete and is qualified in its entirety by reference to the form of the amendment to the Equity Plans attached hereto as Exhibit 10.6 and incorporated herein by reference.

Additionally, on October 8, 2006, the Board of Directors approved amendments to the Company’s 1989 Employee Stock Purchase Plan (the “ESPP”) to provide that no new employee may become eligible for participation in the current phase of the ESPP prior to the effective time of the Merger and that, at the effective time of the Merger, options then outstanding under the ESPP will be cancelled and exchanged for a cash payment equal to the whole number of shares the participant would be otherwise entitled to purchase under the ESPP multiplied by the excess of $37.50 over the exercise price as determined under the ESPP. Additionally, the current offering period of the ESPP will terminate on the earlier of December 31, 2006 or immediately prior to the effective time of the Merger. The foregoing description of the amendments to the ESPP does not purport to be complete and is qualified in its entirety by reference to the amendment to the ESPP attached hereto as Exhibit 10.7 and incorporated herein by reference.

The full text of each of the Equity Plans and the ESPP immediately prior to the amendments of October 8, 2006 are incorporated herein by reference as described in Exhibits 10.1 through 10.5 of Item 9.01 to this Form 8-K.

Item 8.01      Other Events

The Company’s President and Chief Executive Officer, Marti Morfitt, and the Company’s Chief Financial Officer, Samuel E. Reinkensmeyer, presented certain information regarding the Merger and the Merger Agreement at a telephone conference held at 9:15 a.m. Central Time on October 9, 2006. Attached as Exhibit 99.2 is Ms. Morfitt’s script for the telephone conference. Attached as Exhibit 99.3 is a Question and Answer

Fact Sheet regarding the proposed acquisition of the Company by GSK that was used by the Company’s management to respond to questions during the telephone conference and will be used by the Company’s management following the telephone conference to respond to questions of interested persons. Further attached as Exhibit 99.4 is a Memorandum dated October 9, 2006 from Marti Morfitt to the Company’s employees regarding the Merger and a letter from Ms. Morfitt to employees is attached as Exhibit 99.5.

Important Merger Information

In connection with the proposed Merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission, or SEC. Stockholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the Company. Stockholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.cns.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to CNS, Inc., 7615 Smetana Lane, Eden Prairie, Minnesota 55344, Attention: Samuel E. Reinkensmeyer, or by telephone at 952-229-1500.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the Merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on July 7, 2006. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Item 9.01      Financial Statements And Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of October 8, 2006 among GlaxoSmithKline plc, Platform Acquisition Corporation and CNS, Inc.
9.1	Form of Voting and Support Agreement dated as of October 8, 2006 by and between GlaxoSmithKline plc and each of Daniel E. Cohen and Martha Morfitt.
10.1	CNS, Inc. 1987 Employee Incentive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-18 (File No. 33-14052C)).
10.2	CNS, Inc. 1989 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 1, 2006).
10.3	CNS, Inc. 1990 Stock Plan (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1990).
10.4	CNS, Inc. 1994 Amended Stock Plan (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-8 (File No. 333-60017)).
10.5	CNS, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-129457)).
10.6	Form of Amendment of October 8, 2006 to CNS, Inc. 1987 Employee Incentive Stock Option Plan, CNS, Inc. 1990 Stock Plan, CNS, Inc. 1994 Amended Stock Plan and CNS, Inc. 2000 Stock Option Plan.
10.7	Amendment of October 8, 2006 to CNS, Inc. 1989 Employee Stock Purchase Plan.

Exhibit No.	Description
99.1	Press Release issued on October 9, 2006 by CNS, Inc. and GlaxoSmithKline plc.
99.2	Script of Marti Morfitt for Conference Call of October 9, 2006.
99.3	Question and Answer Fact Sheet dated October 9, 2006 regarding Proposed Acquisition of CNS, Inc. by GlaxoSmithKline plc.
99.4	Memorandum dated October 9, 2006 from Marti Morfitt to CNS, Inc. employees.
99.5	Letter dated October 9, 2006 from Marti Morfitt to CNS, Inc. employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNS, INC.

By:	/s/ Marti Morfitt
Marti Morfitt President and Chief Executive Officer

Date:   October 10, 2006